                                                                EXHIBIT 10.12(a)


                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of February 9, 2004, is by and among AMERICAN COLOR GRAPHICS, INC., a New York Corporation (the "Borrower"), each of the Lenders signatory hereto (the "Lenders"), GECC CAPITAL MARKETS GROUP INC., as Syndication Agent (the "Syndication Agent"), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

                                    RECITALS:

                  A. The Borrower, the Lenders, the Syndication Agent and the Agent are parties to that certain Credit Agreement, dated as of July 3, 2003 (the "Credit Agreement" as amended by, and together with, this First Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the "Amended Agreement").

                  B. The parties hereto have agreed to amend the Credit Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1.01 Amendments to Credit Agreement.

         (a) Amendments to Section 5.2. Section 5.2(d) of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following:

                  , together with (i) a analysis of the ten (10) largest print customers of the Parent and its Subsidiaries setting forth detail as to year-to-date sales, value-added revenue, past due Accounts and such other matters relating to such customers as the Agent may reasonably request and (ii) a detailed variance analysis (actual compared to the forecasts provided to the Agent and the Lenders on January 16, 2004) of the Parent's and its Subsidiaries' results of operations (income and cash flow) for the most recently ended fiscal quarter, all in form reasonably acceptable to the Agent.

         (b) Amendments to Section 7.10. Section 7.10 of the Credit Agreement is hereby deleted and the following new Section 7.10 is inserted in replacement thereof:

                  7.10 Distributions and Restricted Investments. None of the Parent, the Borrower or any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution or Restricted Investment, except (a) Distributions to the Borrower by its

                                                                EXHIBIT 10.12(a)


         Subsidiaries; (b) Distributions or Restricted Investments from the Borrower to the Parent to enable the Parent to make Distributions otherwise permitted to be made by it hereunder and to enable the Parent to pay its general operating expenses; (c) Permitted Distributions; (d) the Digiscope Loans; (e) loans and advances to employees, officers and directors in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; (f) contributions of capital to Immaterial Subsidiaries provided such Subsidiaries use such contributions to simultaneously pay off accumulated intercompany debt of such Immaterial Subsidiaries to the Borrower or the Parent existing on the Closing Date in an amount not in excess of $7,000,000; (g) payments made pursuant to the Tax Sharing Agreement; (h) Distributions and Restricted Investments made in connection with the 2003 Recapitalization; (i) loans made giving rise to Debt permitted under Section 7.13(d); (j) purchases of Equipment (not included in the Borrowing Base) owned by Borrower but subject to a purchase option in favor of the customer for whose account such Equipment was purchased, with such option being exercisable at the end of a specified contractual term, entered into in accordance with past practice and in the ordinary course of business; (k) purchases of spare parts inventory booked as a long-term rather than current asset in accordance with past practice and in the ordinary course of business; (l) payments described in clause (i) of the definition of the term "Permitted Affiliate Transactions"; (m) payments in amounts necessary to permit Parent to (x) make payments in respect of its indemnification obligations owing to directors, officers or other Persons under Parent's charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor) or (y) satisfy its obligations, or through the Company satisfy its obligations, under any registration rights agreement or (z) make payments in respect of indemnification obligations of Parent in connection with any issuance by Parent of capital stock of Parent; (n) Distributions and Restricted Investments by the Parent in an aggregate amount of up to $500,000 made to permit repurchases of common stock of the Parent or to purchase options to purchase common stock of the Parent granted to directors, officers and certain key employees of the Parent or the Borrower pursuant to stock option plans adopted by the board of directors of the Parent or the Borrower; and (o) other Distributions and Restricted Investments in an aggregate amount outstanding of up to $500,000; provided, however, the Parent, the Borrower or any Subsidiary may (I) make the Distributions and Restricted Investments permitted under clauses (n) and (o) above only if no Default or Event of Default shall exist immediately prior to or immediately after giving effect to such Distribution or Restricted Investment and (II) make additional Distributions and Restricted Investments in an aggregate amount of up to $1,500,000 in excess of those permitted under clause (n) above and

                                                                EXHIBIT 10.12(a)


         additional Distributions and Restricted Investments in an aggregate amount of up to $1,500,000 in excess of those permitted under clause
         (o) above, in each case, only if (i) no Default or Event of Default shall exist immediately prior to or immediately after giving effect to such Distribution or Restricted Investment, (ii) the Fixed Charge Coverage Ratio shall be no less than 1.00 to 1.00 (A) for the two-fiscal quarter period ended December 31, 2003 (taken together as one accounting period) for any Distribution or Restricted Investment made during the period between delivery of financial statements for the fiscal quarter ended December 31, 2003 and the delivery of financial statements for the fiscal quarter ended March 31, 2004, (B) for the three-fiscal quarter period ended March 31, 2004 (taken together as one accounting period) for any Distribution or Restricted Investment made during the period between delivery of financial statements for the fiscal quarter ended March 31, 2004 and the delivery of financial statements for the fiscal quarter ended June 30, 2004, and (C) for the Four Quarter Period ended most recently prior to such Distribution or Restricted Investment for which the financial statements have been delivered to the Agent pursuant to Section 5.2 at any time after delivery of financial statements for the fiscal quarter ended September 30, 2004, and (iii) Availability prior to and after giving effect to such Distribution or Restricted Investment shall be (A) for any Distribution or Restricted Investment made prior to March 31, 2004, greater than $20,000,000 and (B) for any Distribution or Restricted Investment made thereafter, greater than $18,000,000.

         (c) Amendments to Section 7.22. Section 7.22 of the Credit Agreement is hereby deleted and the following new Section 7.22 is inserted in replacement thereof:

                  7.22 Capital Expenditures. The Parent shall not make any Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis, in excess of insurance proceeds or condemnation awards, would exceed (a) $18,500,000 during the Fiscal Year ending March 31, 2004, (b) $15,000,000 during the Fiscal Year ending March 31, 2005, or (c) $17,000,000 during any Fiscal Year thereafter. To the extent that the aggregate amount of Capital Expenditures of the Borrower and the Subsidiaries during a Fiscal Year is less than the amount that is permitted by the preceding sentence (the result of such permitted amount minus the actual amount of Capital Expenditures during a Fiscal Year being the "Unused Amount"), the aggregate amount of Capital Expenditures that may be made by the Borrower and the Subsidiaries during the next succeeding Fiscal Year will be the sum of the amount otherwise permitted by the preceding sentence plus the Unused Amount from the previous Fiscal Year.

         (d) Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby deleted and the following new Section 7.23 is inserted in replacement thereof:

                  7.23 Fixed Charge Coverage Ratio. The Borrower will have a Fixed Charge Coverage Ratio of not less than (a) 1.00 to 1.00 for the one-fiscal quarter period ended December 31, 2003, (b) 0.89 to 1.00 for the two-fiscal quarter period ended March 31, 2004 (taken together as one accounting period), (c) 0.86 to 1.00 for the three-fiscal quarter period ended June 30, 2004 (taken together as one accounting period) and (d) the ratio set forth below opposite each fiscal quarter for each Four Quarter Period ended on the last day of such fiscal quarter set forth below:

                            Four Quarter                       Fixed Charge
                           Period Ending                      Coverage Ratio
                  -------------------------------         ----------------------
                  September 30, 2004                            0.82 to 1.00
                  December 31, 2004                             0.77 to 1.00
                  March 31, 2005                                0.87 to 1.00
                  June 30, 2005                                 0.91 to 1.00
                  September 30, 2005                            0.97 to 1.00
                  December 31, 2005                             0.98 to 1.00
                  March 31, 2006 and each fiscal                1.00 to 1.00
                  quarter end thereafter


         (e) Amendments to Annex A to the Credit Agreement.

                  (i) The following new defined terms are hereby added to Annex A to the Credit Agreement in alphabetical position:

                          "Actual Fixed Asset Amortization Amount" means the
                  aggregate amount of the amortized reduction in the Fixed Asset Maximum from February 9, 2004 to the date of calculation of the applicable Adjusted Fixed Charge Coverage Ratio including amortization based on any recalculation or reduction of the Fixed Asset Maximum arising under the first proviso to the definition of "Fixed Asset Maximum" in Annex A hereto.

                           "Adjusted Fixed Charge Coverage Ratio" means, with
                  respect to any fiscal period of the Parent, the ratio of (a) EBITDA minus Capital Expenditures paid in cash during such period to (b) Fixed Charges plus the Actual Fixed Asset Amortization Amount.

                           "Adjusted Value" means an amount equal to (a) eighty
                   percent (80%) of the Appraisal Value of Eligible Equipment plus (b) fifty percent (50%) of the Appraisal Value of Mortgaged Property.

                                                                EXHIBIT 10.12(a)


                           "Scheduled Appraisal Date" means each date after the
                   Closing Date upon which the Agent receives results of an annual appraisal conducted by an Eligible Appraiser which receipt shall occur on or about March 31, 2004 and on or about each anniversary of such date.

                           "Scheduled Fixed Asset Amortization Amount" means the
                   aggregate pro forma amount of the amortized reduction in the Fixed Asset Maximum from February 9, 2004 to the date of calculation thereof without giving effect to any recalculation or reduction in the Fixed Asset Maximum or the monthly amortization thereof arising under the first proviso to the definition of "Fixed Asset Maximum" in Annex A hereto.

                           "Scheduled Fixed Asset Maximum" means, on any date of
                   calculation thereof, (a) the lesser of (i) $34,364,500 or
                   (ii) the Adjusted Value of Fixed Assets set forth in the appraisal received on the first Scheduled Appraisal Date minus (b) the Scheduled Fixed Asset Amortization Amount as of such date.

                  (ii) The definition of "Applicable Margin" set forth in Annex A to the Credit Agreement is hereby amended by (A) deleting the references to "1.50%" and "2.50%" in clauses (i) and (ii) thereof, respectively, and inserting "2.00%" and "3.00%" in replacement thereof, respectively, (B) deleting the date "December 31, 2003" therein and inserting the date "September 30, 2004" in replacement thereof and (C) deleting the pricing grids therein and replacing them with the following new pricing grids:



               ----------------------------    -------------------------------
               IF FIXED CHARGE                 LEVEL OF
               COVERAGE RATIO IS:              APPLICABLE MARGINS:
               ----------------------------    -------------------------------
               > Greater than or equal         Level I
               to 1.50 to 1.00
               ----------------------------    -------------------------------
               Greater than or equal           Level II
               to 1.25 to 1.00 but
               less than 1.50 to 1.00
               ----------------------------    -------------------------------
               Less than 1.25 to 1.00          Level III
               ----------------------------    -------------------------------

       LOW TO HIGH
       ------------------------------ ----------------------------------------
                                      APPLICABLE MARGINS
       ------------------------------ ----------------------------------------
                                      LEVEL I        LEVEL II       LEVEL III
       ------------------------------ -------------- -------------- ----------
       Base Rate Loans                1.50%          1.75%          2.00%
       ------------------------------ -------------- -------------- ----------
       LIBOR Loans                    2.50%          2.75%          3.00%
       ------------------------------ -------------- -------------- ----------

                                                                EXHIBIT 10.12(a)


                  (iii) The definition of "Appraisal Date" set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                            "Appraisal Date" means each of (a) the Closing Date,
                   (b) each Scheduled Appraisal Date and (c) any other date on which results are received by the Agent of an appraisal conducted by an Eligible Appraiser at the Borrower's request or, if an Event of Default exists, the Agent's request.

                  (iv) The definition of "EBITDA" set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                          "EBITDA" means, with respect to any fiscal period of
                  the Parent, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, Federal, state, local, foreign and deferred income tax expense, depreciation and amortization, plus restructuring charges, severance expenses and other non-recurring charges accrued during such period and minus restructuring charges, severance expenses and other non-recurring charges paid during such period whether or not such charges and expenses were accrued during such period; provided, however, there shall be excluded from the immediately foregoing deduction (a) up to $2,000,000 of such restructuring charges, severance expenses and other non-recurring charges accrued during the Fiscal Year ended March 31, 2002, and the Fiscal Year ended March 31, 2003 of the Borrower and unpaid as of the Closing Date and (b) for the purposes of calculating EBITDA in connection with determining the Fixed Charge Coverage Ratio for compliance with Section 7.23 and the determination of the Applicable Margin only, up to $5,000,000 of such other restructuring charges, severance expenses and other non-recurring charges accrued during the fiscal quarter ending March 31, 2004, irrespective of when paid.

                  (v) The definition of "Fixed Asset Maximum" set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           "Fixed Asset Maximum" means $34,364,500 as such
                  amount shall be reduced on the first day of each month by $409,101 (based on even monthly amortization over a seven year period), beginning April 1, 2004; provided, however, that if, as of any Appraisal Date, the Adjusted Value of Fixed Assets is less than the Fixed Asset Maximum (as reduced pursuant to the amortization described above or pursuant to the establishment of a new Fixed Asset Maximum as provided herein), such Adjusted

                                                                EXHIBIT 10.12(a)


                  Value shall become the new Fixed Asset Maximum; provided further, however, that if, as of any Scheduled Appraisal Date occurring after January 1, 2006, (a) the Adjusted Value of Fixed Assets is greater than the Fixed Asset Maximum (as reduced pursuant to the establishment of a new Fixed Asset Maximum as provided in the first proviso above or as increased pursuant to the establishment of a new Fixed Asset Maximum as provided in this second proviso), (b) the Adjusted Fixed Charge Coverage Ratio for the most recently ended twelve month period is greater than 1.00 to 1.00 and (c) no Default or Event of Default shall exist, then a new Fixed Asset Maximum shall be established at the lower of (i) the Adjusted Value as of such Scheduled Appraisal Date or (ii) the Scheduled Fixed Asset Maximum. Any new Fixed Asset Maximum established pursuant to the first or second proviso above shall be reduced on the first day of each month, beginning with the first month after the Appraisal Date establishing such new Fixed Asset Maximum, based on even monthly amortization over the remainder of the seven year period first described above.

                  (vi) The definition of "Pro Rata Share" set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           "Pro Rata Share" means, with respect to a Lender, a
                  fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than Obligations in respect of Bank Products) owed to such Lender and the denominator of which is the aggregate amount of the Obligations (other than Obligations in respect of Bank Products) owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

                  (vii) The definition of "Required Lenders" is hereby deleted in its entirety and replaced with the following:

                           "Required Lenders" means at any time any Lender or
                  Lenders whose Pro Rata Shares (the "Required Pro Rata Share") aggregate more than 50% of the aggregate of all Lenders' Pro Rata Shares; provided, however, that if there are three or more Lenders at such time, such aggregate Required Pro Rata Share shall be held by at least two Lenders.

                                                                EXHIBIT 10.12(a)


                  (viii) The definition of "Restricted Investment" is hereby deleted in its entirety and replaced with the following:

                           "Restricted Investment" means, as to the Parent, the
                  Borrower or any of its Subsidiaries, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness, obligation or equity interest, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;
                  (b) acquisitions of Inventory in the ordinary course of business of the Borrower; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower;
                  (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or Canada or any state or province thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) repurchase agreements with parties described in clause (e) above or other parties reasonably acceptable to the Agent, in each case with a term of not more than 30 days; (h) Hedge Agreements; (i) shares of money market mutual or similar funds which invest substantially all their assets in assets satisfying the requirements of clauses (d) through (g) above; and (j) investments held as of the date hereof listed on Schedule 1.3.

         SECTION 1.02 Representations and Warranties. The Borrower hereby represents and warrants to each Lender and the Agent, on the First Amendment Effective Date (as hereinafter defined), as follows:

         (a) After giving effect to this amendment, the representations and warranties set forth in Article 6 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the First Amendment Effective Date (as defined in Section 1.03) with the same effect as if made on and as of the date hereof or the First Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an early date.

                                                                EXHIBIT 10.12(a)


         (b) Each of the Borrower and the other Credit Parties is in compliance with all terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

         (c) The execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by the Borrower.

         (d) This First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles.

         (e) The execution, delivery and performance by the Borrower of this First Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (ii) any Requirement of Law applicable to the Borrower, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Borrower.

         SECTION 1.03 Effectiveness. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "First Amendment Effective Date"):

         (a) The Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Lenders.

         (b) The Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section 1.02 of this First Amendment are true and correct on and as of the First Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the First Amendment Effective Date.

         (c) The Agent shall have received (a) an amendment fee for the pro rata benefit of the Lenders in the amount of $50,000 and (b) all other fees and expenses to be paid by the Borrower pursuant to Section 1.05 of this First Amendment.

         (d) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon the performance by the Borrower or any other Credit Party of its obligations under the Credit Agreement or the other Loan Documents.

         (e) The Agent shall have received such other documents, legal opinions, instruments and certificates relating to this First Amendment as it shall reasonably

                                                                EXHIBIT 10.12(a)


request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this First Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Lenders.

         SECTION 1.04 Guarantor's Reaffirmation. By its acknowledgement below, the Guarantor hereby (i) consents to the terms of this First Amendment, (ii) acknowledges and reaffirms all of its obligations and undertakings under the Facility Guaranty and (iii) acknowledges and agrees that the Facility Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

         SECTION 1.05 Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Agent.

         SECTION 1.06 Cross-References. References in this First Amendment to any Section are, unless otherwise specified, to such Section of this First Amendment.

         SECTION 1.07 Instrument Pursuant to Credit Agreement. This First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION 1.08 Further Acts. Each of the parties to this First Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this First Amendment.

         SECTION 1.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

         (a) THIS FIRST AMENDMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS FIRST AMENDMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS FIRST AMENDMENT, EACH OF THE BORROWER, EACH OTHER CREDIT PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS

                                                                EXHIBIT 10.12(a)


PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, EACH OTHER CREDIT PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS FIRST AMENDMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         (c) THE BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         (d) THE BORROWER, EACH OTHER CREDIT PARTY, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, EACH OTHER CREDIT PARTY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS FIRST AMENDMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER

                                                                EXHIBIT 10.12(a)


SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 1.10 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 1.11 Severability. In case any provision in or obligation under this First Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 1.12 Benefit of Agreement. This First Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         SECTION 1.13 Integration. This First Amendment represents the agreement of the Borrower, each other Credit Party, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         SECTION 1.14 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

         SECTION 1.15 Loan Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreements or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

                           [Signature Pages to Follow]

                                                                EXHIBIT 10.12(a)


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.


                                       BORROWER:

                                       AMERICAN COLOR GRAPHICS, INC.

                                       By:  /s/
                                            ------------------------------------
                                       Name:  Patrick Kellick
                                       Title: Senior Vice President/Chief
                                              Financial Officer


                                       ADMINISTRATIVE AGENT AND
                                       COLLATERAL AGENT:

                                       BANK OF AMERICA, N.A., as the Agent

                                       By:  /s/
                                            ------------------------------------
                                       Name:  Jang S. Kim
                                       Title: Vice President


                                       SYNDICATION AGENT:

                                       GECC CAPITAL MARKETS GROUP
                                       INC., as Syndication Agent

                                       By:  /s/
                                            ------------------------------------
                                       Name:  Gregory O. Davis
                                       Title: Managing Director


                                       LENDERS:

                                       BANK OF AMERICA, N.A., as a Lender

                                       By:  /s/
                                            ------------------------------------
                                       Name:  Jang S. Kim
                                       Title: Vice President

                                                                EXHIBIT 10.12(a)




                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as a Lender

                                       By:  /s/
                                            ------------------------------------
                                       Name:  George Neamonitis
                                       Title: Manager - Operations


                                       WEBSTER BUSINESS CREDIT
                                       CORPORATION, as a Lender

                                       By:  /s/
                                            ------------------------------------
                                       Name:  Joe Zautra
                                       Title: Vice President


ACKNOWLEDGED AND AGREED
BY THE UNDERSIGNED GUARANTOR:


ACG HOLDINGS, INC., a Delaware corporation


By:  /s/
     -----------------------------------------------
Name:  Patrick Kellick
Title: Senior Vice President/Chief Financial Officer